As filed with the Securities and Exchange Commission on November 21, 2007
                                                                                                                                         Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TEGAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

               Delaware                                                                                                                                                                                                                                         68-0370244
               (State of Incorporation)                                                                                                                                                                                                        (I.R.S. Employer Identification No.)
2201 S. McDowell Boulevard
Petaluma, CA 94954
(Address of Principal Executive Offices including Zip Code)

TEGAL CORPORATION 2007 INCENTIVE AWARD PLAN
(Full Title of the Plan)

Thomas R. Mika
President and Chief Executive Officer
TEGAL CORPORATION
2201 S. McDowell Boulevard
Petaluma, CA 94954
(707) 763-5600

(Name, Address and Telephone Number, Including Area Code for Agent for Service)

Copy to:

Christopher Kaufman, Esq.
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
(650) 328-4600

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Maximum Amount of Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share, registered under the Prior Plans	816,704(1)	N/A(1)	N/A(1)	N/A(1)

(1)
The Tegal Corporation 2007 Incentive Award Plan (the “2007 Plan”) authorizes the issuance of the 816,704 shares of common stock of Tegal Corporation (the “Registrant”) previously registered for offer or sale under the Registrant’s Eighth Amended and Restated 1998 Equity Participation Plan and Fifth Amended and Restated Option Plan for Outside Directors (together, the “Prior Plans”) that were not issued under the Prior Plans and that may be offered or sold under the 2007 Plan (the “Carried Forward Shares”).  The Carried Forward Shares were registered on a Registration Statement on Form S-8 filed on October 12, 2005 (File No. 333-128953), and the Registrant paid the required registration fee.  In accordance with Instruction E to the General Instructions to Form S-8 and other guidance promulgated by the Securities and Exchange Commission, the Registrant has carried forward the registration fee for the Carried Forward Shares.  The Registrant has concurrently filed a Post Effective Amendment to the Registration Statement on Form S-8 filed on October 12, 2005 (File No. 333-128953) deregistering the Carried Forward Shares under the Prior Plans.

PART I

Item 1.  Plan Information

Not required to be filed with this Registration Statement.

Item 2.  Registration Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

Item 3.  Incorporation of Documents by Reference

The following documents, which have been filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)   The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 filed with the Securities and Exchange Commission on June 29, 2007, including the portions of the Registrant’s Definitive Proxy Statement for the 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on July 30, 2007, incorporated by reference therein;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed with the Securities and Exchange Commission on August 14, 2007;

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 filed with the Securities and Exchange Commission on November 14, 2007;

(d) The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2007;

(e) The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 2, 2007;

(f) The Registrant’s Current Report on Form 8-K (Item 8.01) filed with the Securities and Exchange Commission on August 20, 2007; and

(g)    The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 01-26824) deemed effective by the Securities and Exchange Commission on October 18, 1995, including any subsequent amendments or reports filed for the purposes of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

The Registrant is a Delaware Corporation.  Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the “DGCL”) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his conduct was unlawful.

Section 145 further provides that to the extent a director, officer, employee or agent has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer or employee of another organization, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

The Registrant’s Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 7.  Exemption from Registration Claimed

Not Applicable.

Item 8.  Exhibits

The following additional exhibits are also attached for filing:

Exhibit Number	Description

4.1	Tegal Corporation 2007 Incentive Award Plan.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Burr, Pilger & Mayer LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on signature page of this Registration Statement).

 Item 9.  Undertakings

(a)       The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that areincorporated by reference in this Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effectiveamendment shall be deemed to be a new registration statement relating to the securities offered therein,and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities beingregistered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petaluma, State of California, on this 21st day of November.

                                                        TEGAL CORPORATION
                                                        By: /s/ CHRISTINE T. HERGENROTHER
                                                        Christine T. Hergenrother
                                                        Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas R. Mika and Christine T. Hergenrother, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ THOMAS R. MIKA	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	11-21-2007
Thomas R. Mika
/s/ CHRISTINE T. HERGENROTHER	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	11-21-2007
Christine T. Hergenrother
/s/ EDWARD A. DOHRING	Director	11-21-2007
Edward A. Dohring
/s/ JEFFREY M. KRAUSS	Director	11-21-2007
Jeffrey M. Krauss
/s/ CARL MUSCARI	Director	11-21-2007
Carl Muscari
/s/ H. DUANE WADSWORTH	Director	11-21-2007
H. Duane Wadsworth

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Tegal Corporation 2007 Incentive Award Plan.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Burr, Pilger & Mayer LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on signature page of this Registration Statement).

Exhibit 5.1

OPINION OF LATHAM & WATKINS LLP

November 21, 2007

Tegal Corporation
2201 S. McDowell Boulevard
Petaluma, CA 94954

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

In connection with the registration by Tegal Corporation, a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended, on Form S-8 filed with the Securities and Exchange Commission on November 21, 2007 (the “Registration Statement”), of an aggregate of 816,704 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), to be issued by the Company pursuant to the Tegal Corporation 2007 Incentive Award Plan (the “Plan”), you have requested our opinion set forth below.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares under the Plan have been duly authorized by all necessary corporate action of the Company and, upon the issuance and delivery of the Shares in the manner contemplated by the Plan and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act of 1933, as amended.  We consent to your filing this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Latham & Watkins LLP

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 27, 2007, relating to the consolidated financial statements and financial statement schedule as of March 31, 2007 and for the year then ended, which appears in Tegal Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

                                        /s/ Burr, Pilger & Mayer LLP
                                        San Francisco, CA
                                        November 20, 2007

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Tegal Corporation’s Registration Statement on Form S-8 of our report, dated June 9, 2006, on the audit of Tegal Corporation’s consolidated financial statements and schedule, which appears in Tegal Corporation’s Annual Report on Form 10-K for the year ended March 31, 2007.

                                        /s/ MOSS ADAMS LLP

                                        Santa Rosa, California

                                         November 21, 2007